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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of Key Energy Group, Inc. on Form S-3 (file numbers 333-01777, 333-24497 and 333-24499) of our report dated August 8, 1997, on our audit of the financial statements of Well-Co Oil Service, Inc. as of June 25, 1997 and for the period from July 1, 1996 to June 25, 1997, which report is included in this current report on Form 8-K/A (Amendment No. 2).




                                      Robinson Burdette Martin & Cowan, L.L.P.

Lubbock, Texas
September 8, 1997